China Wi-Max Corporate Structure


US Investors
In the US
China Wi-Max
In China
100% Ownership
100% Ownership
Subsidiary Company
Beijing Yuan Shan Da Chuan Business Development Ltd.
An operating company providing services under contracts with local Chinese companies
Contract
Subsidiary Company
Beijing Yuan Shan Shi Dai Technology CO, Ltd.
An asset holding company providing other China Wi-Max sub(s) access to fiber and equipment
Contract
Chinese Companies * with relevant licenses
Hold Licenses
Contract relationship

*** China Wi-Max will consider acquiring an equity interest in companies with relevant licenses and/or contracts**